Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Pennsylvania Physician Healthcare Plan, Inc. on Form S-1 of our report dated March 17, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Historical Financial Data," "Selected Historical Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
May 12, 1999